Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Akorn, Inc.
Lake Forest, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-124190, No. 333-161908, No. 333-167031 and No. 333-179476) of Akorn, Inc. of our report dated June 27, 2012, relating to the special purpose financial statements of the Nembutal®, Diuril® and Cogentin® Product Lines of Lundbeck, LLC, which appear in this report on Form 8K/A.

/s/ BDO USA, LLP
Chicago, Illinois

June 29, 2012